EXHIBIT 32.2

CERTIFICATION OF PERIODIC REPORT

I, John R. Howe, Executive Vice President and Chief Financial Officer of The Cato Corporation, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that on the date of this Certification:

1.	the Annual Report on Form 10-K/A of the Company for the annual period ended January 30, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 13, 2017

/s/ John R. Howe
John P. D. Cato
Executive Vice President and
Chief Financial Officer